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                                                                  Exhibit (k)(4)
                                           Form of Security and Pledge Agreement



                          SECURITY AND PLEDGE AGREEMENT


         This Security and Pledge Agreement (the "Security and Pledge Agreement") is made as of March __, 1997 among Nextel STRYPES Trust, a Delaware business trust (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Trust"), Cherrywood Holdings, Inc., a Delaware corporation ("Cherrywood"), Vernon Investors, L.L.C., a Delaware limited liability company ("Vernon") (Cherrywood and Vernon being referred to herein individually as a "Pledgor" and collectively as the "Pledgors"), and The Bank of New York, a New York banking corporation, as collateral agent (the "Collateral Agent") hereunder for the benefit of the Trust.

         WHEREAS, the Trust has filed with the Securities and Exchange Commission a registration statement on Form N-2 (File Nos. 33-63795 and 811-7389) and Pre-Effective Amendments No. 1, No. 2, No. 3 and No. 4 thereto contemplating the offering of up to 8,243,875 of its Structured Yield Product Exchangeable for Stock(SM) (the "STRYPES"), the terms of which contemplate that,
on         , 2000 (the "Exchange Date"), each such STRYPES will be mandatorily exchanged for a specified number or amount of each type of Reference Security and other property constituting part of the Reference Property (or, in certain circumstances, cash, or a combination of cash and Reference Property, with an equal value).

         WHEREAS, the STRYPES are to be issued pursuant to an Amended and Restated Trust Agreement, dated as of March __, 1997 (the "Trust Agreement"), among the trustees of the Trust and ML IBK Positions, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, as Sponsors.

         WHEREAS, in order to obtain the Reference Property that would be required by the Trust in order to exchange all of the STRYPES on the Exchange Date in accordance with the Trust's investment objective, the Trust has entered into a Forward Purchase Contract, dated as of March __, 1997 (the "Forward Purchase Contract"), with the Pledgors providing for the future acquisition, sale and delivery of the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property that would be required by the Trust in order to exchange all of the STRYPES on the Exchange Date in accordance with the Trust's investment objective, assuming that none of the Pledgors has elected to exercise its option to deliver cash in lieu of all or part of the Reference Property.

         WHEREAS, the Trust and each Pledgor desire that, to the extent permitted by law, at the option of each Pledgor, the future sale and delivery obligations of such Pledgor can be settled in whole or in part through cash payment in lieu of delivery of all or a part of such Pledgor's Contract Consideration.

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(SM) Service mark of Merrill Lynch & Co., Inc.


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         WHEREAS, the Trust and the Pledgors desire that ownership of the
Contract Consideration (including, without limitation, voting rights and rights to receive any dividends, interest, distributions and other payments in respect thereof, provided that, to the extent constituting part of the Reference Property, such dividends, interest, distributions and other payments and the proceeds of any sale required by the provisions of the Forward Purchase Contract shall be retained and held by the Collateral Agent in accordance with the provisions hereof or of the Forward Purchase Contract) remain in the Pledgors unless and until delivery, if any, of such Contract Consideration to the Trust pursuant to the provisions hereof and of the Forward Purchase Contract.

         WHEREAS, the Pledgors have initially Delivered to the Collateral Agent an aggregate of 7,168,587 shares of Class A Common Stock, par value $.001 per share (the "Nextel Common Stock"), of Nextel Communications, Inc., a Delaware corporation ("Nextel").

         WHEREAS, the Trust and the Pledgors desire that the obligations of each Pledgor under the Forward Purchase Contract shall be secured pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:


1.       Definitions.

         (a) This Security and Pledge Agreement. The following terms, when used herein, shall have the following meanings; capitalized words and phrases used herein and not otherwise defined shall have the meanings ascribed to them in the Forward Purchase Contract:

         "Authorized Representative" means, with respect to any Pledgor, any officer or other representative as to whom such Pledgor shall have delivered notice to the Collateral Agent that such officer or other representative is authorized to act hereunder on behalf of such Pledgor.

         "Bankruptcy Code" has the meaning specified in Section 12.

         "Bankruptcy Event" has the meaning ascribed thereto in Schedule B.

         "Business Day" means any day that is not a Saturday, a Sunday or a day on which the New York Stock Exchange, the NASDAQ National Market, banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

         "Collateral" means all the cash, securities and other property Delivered to the Collateral Agent hereunder in respect of each Pledgor's Collateral Amount and held by the Collateral Agent, including, without limitation, cash, securities or other property purchased or obtained by the Collateral Agent in respect of any Pledgor's Collateral Amount pursuant to
Section 4(e) or with cash Delivered by any Pledgor pursuant to Section 4(i) or obtained by the Collateral Agent as contemplated in Section 4(g) or in respect of any of the foregoing.


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         "Collateral Agent" means the financial institution identified as such in the introductory paragraph hereof, or any successor appointed in accordance with Section 9(l).

         "Collateral Amount" shall mean, with respect to any Pledgor at any time, such Pledgor's Maximum Contract Consideration.

         "Collateral Event of Default" has the meaning specified in Section
4(e).

         "Collateral Requirement" means, as of any date and with respect to: (i) any Reference Security and other property constituting part of the Reference Property, 100%; and (ii) any U.S. Government Securities, 150%, provided that upon and after any failure to cure an Insufficiency Determination by 4:00 p.m., New York City time, on the third Business Day following telephonic notice of such Insufficiency Determination as described in Section 4(e), which insufficiency shall be continuing on such third Business Day, the Collateral Requirement relating to any U.S. Government Securities shall be 200%.

         "Delivery" means (i) the delivery of cash, securities or other property, free and clear of all Liens (other than a Lien created or permitted by this Security and Pledge Agreement), (A) to the Collateral Agent at such location in the State of New York as it shall direct, in suitable form for delivery and transfer, accompanied by duly executed instruments of transfer or assignment in blank and accompanied by any required transfer tax stamps, or (B) to an account of the Collateral Agent in a clearing system (or with a Securities Intermediary) acceptable to the Collateral Agent or (ii) with respect to any securities the ownership of which is recorded in book-entry form by a Federal Reserve Bank, delivery to the Collateral Agent of (a) a listing of such securities by title (or series), unpaid principal amount and maturity date and
(b) such steps as are necessary for the Collateral Agent or its Securities Intermediary to become the holder of a Security Entitlement with respect to such securities through the Securities Account. The term "Deliver" used as a verb has a corresponding meaning.

         "Eligible Collateral" means (i) Nextel Common Stock and/or cash, securities and other property constituting part of the Reference Property, and
(ii) U.S. Government Securities, provided, in each case, that the Pledgor has good and marketable title thereto, free of all Liens (other than the Liens created by this Security and Pledge Agreement) and Transfer Restrictions and (at any time after Delivery) that the Collateral Agent has a valid, first priority perfected security interest therein and first lien thereon, and provided further that to the extent the number or amount of any type of Reference Security or other property constituting part of the Reference Property pledged by any Pledgor hereunder exceeds at any time the Maximum Deliverable Number thereof with respect to such Pledgor, such excess number or amount thereof shall not be Eligible Collateral.

         "Event of Default" means, with respect to any Pledgor, the occurrence of: (i) a Bankruptcy Event described in Schedule B hereto, (ii) a Collateral Event of Default, or (iii) a failure by such Pledgor to have caused the Collateral to meet the requirements described in Section 2(c) on the date of Closing.

         "Ineligible Collateral" means Collateral that does not constitute "Eligible Collateral".


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         "Insufficiency Determination" has the meaning specified in Section
4(e).

         "Lien" means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind.

         "Market Value" means, as of any date: (a) with respect to any Reference Property consisting of cash, the amount of such cash on such date; (b) with respect to any Reference Property consisting of property other than cash or Reference Securities, the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Collateral Agent) as of such date; (c) with respect to any Reference Property consisting of a Reference Security, an amount equal to the Closing Price of a unit of such Reference Security on such date multiplied by the number of units of such Reference Security then being valued; and (d) with respect to any U.S. Government Security, the product of (x)(i) the average unit bid price for such security as published on the Trading Day prior to such date in the New York edition of The Wall Street Journal or The New York Times or, if not so published, (ii) the lower bid price quoted (which quotation shall be evidenced in writing) on the Trading Day prior to such date by either of two nationally recognized dealers making a market in such security which are members of the National Association of Securities Dealers, Inc. and (y) the number of such units comprised in the outstanding principal amount of such security; provided that the "Market Value" of any Ineligible Collateral shall be zero.

         "Maximum Contract Consideration" has the meaning ascribed thereto in
Section 6.1(a) of the Forward Purchase Contract.

         "Maximum Deliverable Number" means, with respect to any Pledgor on any date and with respect to any type of Reference Security or other property constituting part of the Reference Property, the maximum number or amount of such type of Reference Security or other property constituting part of the Reference Property that may be required to be delivered by such Pledgor at the Closing pursuant to Section 2.1 of the Forward Purchase Contract.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Pledge Value" means, as of any date and with respect to any particular type of Collateral, an amount equal to the aggregate Market Value of such Collateral divided by the Collateral Requirement for such Collateral.

         "Pledge Value Requirement" means, with respect to any Pledgor as of any date, the aggregate Market Value on such date of such Pledgor's Collateral Amount on such date.

         "Prior Collateral" has the meaning specified in Section 4(b)(1).

         "Responsible Officer" means, when used with respect to the Collateral Agent, any vice president, assistant vice president, assistant treasurer or assistant secretary located in the division or department of the Collateral Agent responsible for performing the obligations of the Collateral Agent under this Security and Pledge Agreement, or in any other division or department of the


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Collateral Agent performing operations substantially equivalent to those performed by such division or department pursuant hereto, or any other officer of the Collateral Agent or any successor Collateral Agent customarily performing functions similar to those performed by any of the aforesaid officers, and also means, with respect to any matter relating to this Security and Pledge Agreement or the Collateral, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Secured Amounts" means, with respect to any Pledgor, the amounts at any time payable or obligations to be performed by such Pledgor to or for the benefit of the Trust pursuant to the Forward Purchase Contract and this Security and Pledge Agreement, including, without limitation, (i) the delivery of such Pledgor's Contract Consideration at Closing pursuant to Section 2.1 of the Forward Purchase Contract or, if such Pledgor has elected to exercise its option to settle such obligation in whole or in part through a cash payment at Closing, the payment of the cash settlement payment at Closing in lieu of delivering the portion of the Contract Consideration in respect of which such election is made pursuant to Section 2.5 of the Forward Purchase Contract, and (ii) the delivery to the Trust of all or any portion of the Collateral required to be delivered to the Trust pursuant to Section 6.1(a) and (b) of the Forward Purchase Contract at the respective times specified therein.

         "Securities Account" means the account of the Collateral Agent identified as such in __________ or such other account as is identified as such to the relevant Pledgor by notice from the Collateral Agent.

         "Securities Intermediary" has the meaning ascribed thereto in the Uniform Commercial Code.

         "Security and Pledge Agreement" means this Security and Pledge Agreement and any schedules and exhibits hereto.

         "Security Entitlement" has the meaning ascribed thereto in the Uniform Commercial Code.

         "Transfer Restriction" means, with respect to any item of Collateral, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such item of Collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral and (iv) any registration or qualification requirement for such item of Collateral pursuant to any federal or state securities law; provided that (x) the required delivery of any assignment from the seller, pledgor, assignor or transferor of such item of Collateral, together with any evidence of the corporate or other authority of such Person, or


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(y) any registration or qualification requirement for such item of Collateral pursuant to any federal or state securities law which is generally applicable to all holders of such item of Collateral, shall not constitute a "Transfer Restriction."

         "Trustee" or "Trustees" means any trustee or trustees of the Trust identified on the signature pages hereto, or any successor as such trustee or trustees.

         "Uniform Commercial Code" means the Uniform Commercial Code in effect in the State of New York or, in connection with Delivery of any security referred to in clause (ii) of the definition of that term, deemed to be in effect pursuant to U.S. law and regulations applicable thereto.

         "U.S. Government Securities" means direct obligations of the United States of America that mature on a date that is one year or less from the date such obligations are pledged hereunder, but in any event prior to the date of Closing.

         (b) Uniform Commercial Code. Unless otherwise defined herein, all terms defined in Article 8 or Article 9 of the Uniform Commercial Code are used herein as therein defined.


2.       Required Collateral.

         (a) Initial Delivery by Pledgors to Collateral Agent. Each Pledgor has Delivered to the Collateral Agent certificates representing the number of shares of Nextel Common Stock set forth opposite such Pledgor's name on Schedule A hereto, which represents such Pledgor's Collateral Amount as of the date hereof.

         (b) Pledge Value Requirement. Each Pledgor shall cause the aggregate Pledge Value of the Collateral pledged by such Pledgor hereunder to be equal to or greater than such Pledgor's Pledge Value Requirement at all times, and shall pledge additional Collateral in the manner described in Section 4(c) as necessary to cause such requirement to be met.

         (c) Pledge of Contract Consideration. Notwithstanding each Pledgor's right to substitute Collateral pursuant to Section 4(b), each Pledgor shall cause the Collateral pledged by such Pledgor to include, on the date of Closing, a number or amount of each type of Reference Security and other property constituting part of the Reference Property at least equal to the number or amount thereof required to be delivered by such Pledgor at the Closing pursuant to Section 2.1 of the Forward Purchase Contract.


3.       Grant of Security Interest.

         (a) As security for the prompt and complete payment and performance when due of the Secured Amounts with respect to such Pledgor, each Pledgor hereby pledges, assigns, grants and conveys unto the Collateral Agent, as agent of and for the benefit of the Trust, a continuing first priority security interest under the Uniform Commercial Code or other applicable law in and to, and a general first lien upon and right of set off against, all of such Pledgor's right, title


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and interest in and to, the securities, obligations and other property of such
Pledgor which are Delivered to the Collateral Agent on behalf of the Trust and to any other assets in possession of the Collateral Agent as security pursuant to and in accordance with the provisions of this Security and Pledge Agreement, all certificates or instruments representing or evidencing any or all of the foregoing, and all principal, interest and payments and distributions or dividends, cash or other property and proceeds from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the foregoing (whether such proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against such Pledgor with respect to such Pledgor) (except for the cash dividends, interest and payments required to be distributed to such Pledgor in accordance with Section 5 hereof) and, subject to Section 5 hereof, all powers and rights of such Pledgor now or hereafter acquired by such Pledgor, including rights of enforcement, under or with respect to any or all of the foregoing.

         (b) Each Pledgor shall, at its expense and in such manner and form as the Trust or the Collateral Agent may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers, and shall take all other action, that may be necessary or desirable in order to create, preserve, perfect, substantiate or validate any security interest in the Collateral granted by such Pledgor pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights and the rights of the Trust hereunder with respect to such security interest. Upon the request of the Collateral Agent, each Pledgor will execute and deliver to the Collateral Agent financing statements conforming to the Uniform Commercial Code in effect in any state or jurisdiction deemed appropriate by the Collateral Agent, and such other documents as may be required in order to perfect the security interest, all in a form the Collateral Agent reasonably deems to be acceptable. Upon the request of the Collateral Agent, each Pledgor also agrees to execute and deliver to the Collateral Agent for filing by the Collateral Agent continuation statements conforming to the Uniform Commercial Code in effect in any state or jurisdiction deemed appropriate by the Collateral Agent and in a form the Collateral Agent reasonably deems to be acceptable. If any Pledgor fails to deliver to the Collateral Agent financing statements or continuation statements that the Collateral Agent requests, the Collateral Agent may, to the extent permitted by law and without limiting its other rights under this Security and Pledge Agreement, execute and file in such Pledgor's name, as such Pledgor's attorney-in-fact, such documents.


4.       Administration of Collateral and Valuation of Securities.

         (a) Valuation of Collateral. The Collateral Agent shall determine on each Business Day whether the aggregate Pledge Value of the Collateral pledged by each Pledgor is at least equal to such Pledgor's Pledge Value Requirement and whether an Insufficiency Determination or Collateral Event of Default shall have occurred and, from and after any substitution by a Pledgor of U.S. Government Securities for pledged Reference Property pursuant to paragraph (b) of this
Section 4, shall determine the Pledge Value of the Collateral pledged by such Pledgor on each Business Day and shall provide written notice of such Pledge Value to such Pledgor.

         (b) Substitution of Collateral. Each Pledgor may substitute Collateral in accordance with the following provisions:


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         (1) Unless an Event of Default or a failure by such Pledgor to meet any of its obligations under Section 2(b) hereof has occurred and is continuing, such Pledgor shall have the right at any time and from time to time to Deliver Eligible Collateral to the Collateral Agent in substitution for securities, obligations or other property previously Delivered to the Collateral Agent as Collateral hereunder ("Prior Collateral") and to obtain the release from the Lien hereof of such Prior Collateral.

         (2) If a Pledgor wishes to deposit Eligible Collateral with the Collateral Agent in substitution for Prior Collateral, it shall (i) give written notice to the Collateral Agent identifying the Prior Collateral to be released from the Lien hereof, (ii) deliver to the Collateral Agent concurrently with such Eligible Collateral a certificate of an Authorized Representative of such Pledgor substantially in the form of Exhibit A hereto and dated the date of such delivery, (A) identifying the items of Eligible Collateral being substituted for the Prior Collateral and the Prior Collateral that is to be transferred to such Pledgor and (B) certifying that the representations and warranties contained in such Exhibit A are true and correct on and as of the date thereof and (iii) deliver to the Collateral Agent concurrently with such Eligible Collateral an opinion (dated the date of such delivery) of counsel (who may be an employee of such Pledgor) addressed to the Collateral Agent confirming the representations contained in the second sentence of paragraph 3(b) of Exhibit A hereto. Each Pledgor hereby covenants and agrees to take all actions required under Section 3(b) and any other actions necessary to create for the benefit of the Collateral Agent a valid, first priority perfected security interest in, and a first lien upon, such Eligible Collateral deposited with the Collateral Agent in substitution for Prior Collateral.

         (3) No such substitution shall be made unless and until the Collateral Agent shall have determined that the aggregate Pledge Value of all of the Collateral pledged by the relevant Pledgor at the time of such proposed substitution, after giving effect to the proposed substitution, shall at least equal such Pledgor's Pledged Value Requirement. However, the Collateral Agent shall determine the Pledge Value of all such Collateral promptly and, promptly after the required determination has been made, take all such steps as are necessary to effect delivery of the Prior Collateral so identified to such Pledgor, free and clear of all Liens and Transfer Restrictions, to such account or place as such Pledgor shall have specified by notice to the Collateral Agent and otherwise in the manner contemplated for such Prior Collateral in the definition of "Delivery" herein.

         (c) Additional Collateral. A Pledgor may pledge additional Collateral hereunder at any time. Concurrently with the Delivery of any additional Eligible Collateral, the Pledgor pledging such additional Collateral shall deliver (i) a certificate of an Authorized Representative of such Pledgor substantially in the form of Exhibit B hereto and dated the date of such delivery, (A) identifying the additional items of Eligible Collateral being pledged and (B) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in such Exhibit B hereto are true and correct on and as of the date thereof and (ii) an opinion, dated the date of such delivery, of counsel (who may be an employee of such Pledgor) addressed to the Collateral Agent confirming the representations contained in the second sentence of paragraph 2(b) of Exhibit B hereto. Each Pledgor hereby covenants and agrees to take all actions required under Section 3(b) and any other actions necessary to create for the benefit of the Collateral Agent a valid, first priority perfected security interest in, and a first lien upon, such additional Eligible Collateral.


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         (d) Examination of Collateral. Upon Delivery of any securities, obligations or other property by a Pledgor as Collateral under this Security and Pledge Agreement, the Collateral Agent shall examine such securities, obligations or property and any opinions and certificates delivered pursuant to Sections 4(b) or (c) or otherwise pursuant to the terms hereof in connection therewith to determine that they comply as to form with the requirements for Eligible Collateral.

         (e) Insufficiency Determination. (1) If on any Business Day the Collateral Agent determines that the aggregate Pledge Value of the Collateral pledged by a Pledgor is less than such Pledgor's Pledge Value Requirement (any such determination, an "Insufficiency Determination"), the Collateral Agent shall promptly notify such Pledgor of such determination by telephone call to an Authorized Representative of such Pledgor followed by a written confirmation of such call.

         (2) If, by 4:00 p.m., New York City time, on the third Business Day following the day on which telephonic notice shall have been given pursuant to the preceding paragraph (e)(1), the relevant Pledgor shall have failed to Deliver, in the manner set forth in paragraph (c) of this Section 4, sufficient additional Eligible Collateral so that, after giving effect to such Delivery, the aggregate Pledge Value of the Collateral pledged by such Pledgor, as of such third Business Day, is at least equal to such Pledgor's Pledge Value Requirement, then (x) the Collateral Requirement with respect to any U.S. Government Securities pledged by such Pledgor hereunder shall be increased from 150% to 200%, and (y) unless a Collateral Event of Default shall have occurred and be continuing, the Collateral Agent shall, if practicable:

                  (i) commence sales, in the manner described in paragraph (3) below, of such portion of the Collateral pledged by such Pledgor consisting of U.S. Government Securities as may be required to be sold in order to generate proceeds sufficient to purchase each type of Reference Security and other property constituting part of the Reference Property, as described in the following clause (ii); and

                  (ii) commence purchases, in the manner described in paragraph
         (3) below, of each type of Reference Security and other property then constituting part of the Reference Property, in such numbers or amounts as are sufficient to cause the aggregate Pledge Value of the Collateral pledged by such Pledgor to be at least equal to such Pledgor's Pledge Value Requirement.

Notwithstanding the foregoing, the Collateral Agent shall discontinue sales and purchases pursuant to the preceding clauses (i) and (ii), respectively, if at any time a Collateral Event of Default with respect to such Pledgor shall have occurred and be continuing. The Collateral Agent shall determine the Market Value and the Pledge Value of the Collateral pledged by such Pledgor after each purchase of Reference Property pursuant to the preceding clause (ii) in order to determine whether such Pledgor's Pledge Value Requirement is met and whether a Collateral Event of Default with respect to such Pledgor has occurred. Any cash obtained from any such sale which cannot be invested through any such purchase shall be held as, and deemed to be, cash Collateral pledged by such Pledgor.

         A "Collateral Event of Default" shall mean, with respect to any Pledgor at any time, the occurrence of any of the following: (A) failure of the aggregate Market Value of the Collateral pledged by such Pledgor to equal or exceed such Pledgor's Pledge Value Requirement; (B)


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failure of the Market Value of any U.S. Government Securities pledged by such
Pledgor at such time to have an aggregate Market Value of at least 105% of the aggregate Market Value of a number or amount of each type of Reference Security and other property constituting part of the Reference Property equal to (x) the Maximum Deliverable Number thereof with respect to such Pledgor minus (y) the number or amount thereof pledged by such Pledgor as Collateral hereunder at such time.

         (3) Collateral sold and Reference Property purchased by the Collateral Agent pursuant to the preceding paragraphs (e)(i) and (e)(ii) may be sold and purchased on any securities exchange or in any over-the-counter market or in any private purchase transaction, and at such price or prices, in each case as the Collateral Agent may deem satisfactory, in all cases consistent with commercial reasonableness. Each Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sales and purchases may be made in compliance with law.

         (f) Release of Excess Collateral. If on any Business Day the Collateral Agent determines that the aggregate Pledge Value of any Pledgor's Eligible Collateral exceeds such Pledgor's Pledge Value Requirement and no Event of Default with respect to such Pledgor or failure by such Pledgor to meet any of its obligations under Sections 2 or 4 hereof has occurred and is continuing, such Pledgor may obtain the release from the Lien hereof of any Collateral pledged by such Pledgor having an aggregate Pledge Value on such Business Day less than or equal to such excess, upon delivery to the Collateral Agent of a written notice from an Authorized Representative of such Pledgor indicating the items of Collateral to be released. Such Collateral shall be released only after the Collateral Agent shall have determined that the aggregate Pledge Value of all of the Collateral pledged by such Pledgor remaining after such release as determined on such Business Day is at least equal to such Pledgor's Pledge Value Requirement. Release shall be effected as described in Section 4(b)(3) in connection with substitutions and release of Prior Collateral.

         (g) Sale of Certain Rights or Warrants. Upon receipt by the Collateral Agent of any rights or warrants identified in writing to the Collateral Agent by the Administrator as being those rights or warrants referred to in Section 3.1(b) of the Forward Purchase Contract in respect of the Collateral Amount of any Pledgor, the Collateral Agent shall, through the Administrator, solicit net bids at approximately 10:00 A.M., New York City Time, on the fifth Business Day following receipt by the Collateral Agent of such rights or warrants (the "Receipt Date") for settlement three Business Days later, of three (or such fewer number of dealers as may be providing such bids) recognized securities dealers in The City of New York (which may include the Collateral Agent or its affiliates) selected by the Administrator and so identified in writing to the Collateral Agent for the purchase by the quoting dealer of all such rights or warrants. If for any reason the Collateral Agent is unable, through the Administrator, to obtain the required bid on the fifth Business Day following the Receipt Date, it shall attempt to obtain such bid at successive intervals of three months thereafter and on the third Business Day prior to the Exchange Date until it is able to obtain the required bid, or, if earlier, until the third Business Day prior to the Exchange Date. The Collateral Agent shall accept the highest bid that will result in the greatest amount of proceeds from the sale of all such rights or warrants and shall sell all such rights or warrants at that highest bid and the proceeds from such sale shall be held by the Collateral Agent as Collateral in accordance with the provisions of this Security and

Pledge Agreement. If the Collateral Agent is unable to obtain the required bid or otherwise unable to consummate such sale, the rights or warrants shall be held by the Collateral Agent as Collateral pledged by such Pledgor subject to the provisions of this Security and Pledge Agreement. The Collateral Agent shall not be held liable in any way for failure to obtain such required bid solicited by the Collateral Agent in accordance with this Section 4(g).

         (h) Maintenance of Collateral. The Collateral shall be maintained by the Collateral Agent in a separate non-commingled account and the Collateral Agent shall use reasonable care with respect to the custody, safekeeping and physical preservation of the Collateral in its possession and shall accord the Collateral treatment substantially equal to that which it accords its own property. The Collateral Agent shall have no right of offset against the Collateral with respect to any amounts owed to the Collateral Agent, whether or not arising under this Security and Pledge Agreement, and the Collateral Agent hereby waives any such right of offset that it may otherwise have.

         Any securities to be held by the Collateral Agent shall be held by the Collateral Agent as Delivered, or caused to be Delivered, to it by the relevant Pledgor (endorsed in blank) or as obtained by the Collateral Agent pursuant to
Section 4(e), 4(g) or 4(i), if applicable.

         (i) Investment of Cash Collateral. The Collateral Agent shall, in accordance with the written instructions of each Pledgor, invest and reinvest all cash Collateral pledged by such Pledgor in United States Treasury Bills with maturities of 30 days or less but in any case maturing not later than the second Business Day prior to the Exchange Date and all such securities so obtained and amounts obtained in respect thereof shall be held as Collateral pledged by such Pledgor for all purposes hereof.

         (j) Delivery of Contract Consideration. At the Closing, the Collateral Agent shall deliver to the Trust, in respect of each Pledgor's obligations under
Section 2.1 of the Forward Purchase Contract, an aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property then pledged by such Pledgor and held by the Collateral Agent hereunder equal to the number or amount of each such type of Reference Property then required to be delivered by such Pledgor under Section 2.1 of the Forward Purchase Contract, except to the extent such Pledgor has elected, pursuant to
Section 2.5 thereof, to settle its obligations under Section 2.1 thereof through a cash payment. Upon such delivery, the Trust shall hold such Reference Property absolutely and free from any claim or right whatsoever.


5.       Distributions in Respect of Collateral.

         (a) Unless an Event of Default with respect to a Pledgor or a failure by a Pledgor to meet any of its obligations under Section 2(c) hereof has occurred and is continuing, such Pledgor shall be entitled to receive for its own account all dividends, interest, distributions and other payments relating to all of the Collateral pledged by such Pledgor, unless such dividends, interest, distributions or other payments constitute part of the Reference Property or the payment thereof to such Pledgor would reduce the aggregate Pledge Value of the Collateral pledged by such Pledgor below such Pledgor's Pledge Value Requirement. The Collateral Agent agrees to remit to the relevant Pledgor on the Business Day received or the first Business Day thereafter all such payments received by it. At any time when a Pledgor is not entitled to receive any such payments hereunder, the Collateral Agent shall retain such payments (and any such payments which are received by such Pledgor shall be received in trust for the benefit of the Trust, shall be segregated from other funds of the Pledgor and shall forthwith be paid over to the Collateral Agent), and the Collateral Agent shall hold all such payments so retained by, or paid over to, the Collateral Agent as Collateral hereunder. The security interest of the Collateral Agent shall continue in any such payment so retained by, or paid over to, the Collateral Agent.

         (b) Unless an Event of Default with respect to a Pledgor has occurred and is continuing, such Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral pledged by such Pledgor, and the Collateral Agent shall, upon receiving a written request from such Pledgor, deliver to such Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral pledged by such Pledgor which is registered in the name of the Collateral Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Collateral Agent.

             If an Event of Default with respect to a Pledgor shall have occurred and be continuing, the Collateral Agent shall have the right to the extent permitted by law, and such Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Collateral pledged by such Pledgor with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof.


6.       Remedies Upon Events of Default.

         (a) Delivery Upon Receipt of Acceleration Amount Notice. (i) If an Event of Default with respect to any Pledgor shall have occurred and be continuing, the Collateral Agent shall, in respect of each Pledgor, deliver all Collateral pledged by such Pledgor consisting of Reference Securities and other property constituting part of the Reference Property (but not, in the case of any particular type of Reference Security or other property constituting part of the Reference Property, in excess of the number or amount thereof deliverable by such Pledgor under the Forward Purchase Contract at such time) to the Trust on the date of the Acceleration Amount Notice relating to such Event of Default (or, in the case of an Event of Default described in clause (iii) of the definition thereof, on the date of Closing) (in either case, the "Delivery Date"), whereupon the Trust shall hold such Reference Property absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of any Pledgor which may be waived, and each Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

         (ii) If the delivery made pursuant to subsection (i) above shall be insufficient to satisfy in full all of the obligations of any Pledgor under the Forward Purchase Contract, the Collateral Agent may exercise as agent for and on behalf of the Trust all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, shall sell all of the remaining Collateral pledged by such Pledgor, or such lesser portion thereof as may be necessary to generate proceeds sufficient to satisfy in full all of the obligations of such Pledgor under the Forward Purchase Contract, at public or private sale or at any broker's board or on any securities exchange or otherwise, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory.

         Each Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the relevant Pledgor which may be waived, and each Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

         The notice (if any) of such sale required by Section 9 of the Uniform Commercial Code shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the relevant Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         (b) Power of Attorney. Upon any delivery or sale of all or any part of any Collateral pledged by a Pledgor made either under the power of delivery or sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Security and Pledge Agreement, the Collateral Agent is hereby irrevocably appointed the true and lawful attorney of such Pledgor, in the name and stead of such Pledgor, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the property thus delivered or sold. For that purpose the Collateral Agent may execute all such documents and instruments. This power of attorney shall be deemed coupled with an interest, and each Pledgor hereby ratifies and confirms all that his attorneys acting under such power, or such attorneys' successors or agents, shall lawfully do by virtue of this Security and Pledge

Agreement. If so requested by the Collateral Agent, by the Trustees or by any purchaser of the Collateral pledged by a Pledgor or a portion thereof, such Pledgor shall further ratify and confirm any such delivery or sale by executing and delivering to the Collateral Agent, to the Trustees or to such purchaser or purchasers at the expense of such Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance of transfer and releases as may be designated in any such request.

         (c) Application of Collateral and Proceeds. In the case of an Event of Default with respect to any Pledgor, the Collateral Agent may proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any one time, as the Collateral Agent shall determine in its sole discretion subject to the foregoing provisions of this Section 6. The proceeds of any sale of, or other realization upon, or other receipt from, any of the remaining Collateral pledged by any Pledgor shall be applied by the Collateral Agent in the following order of priorities:

         first, to the payment to the Trust of an amount equal to: (A) the aggregate Market Value of a number or amount of each type of Reference Security and other property constituting part of the Reference Property equal to (1) the number or amount of each type of Reference Security and other property constituting part of the Reference Property required to be delivered by such Pledgor under the Forward Purchase Contract on the Delivery Date minus (2) the number or amount of each type of Reference Security and other property constituting part of the Reference Property pledged by such Pledgor delivered by the Collateral Agent to the Trust on the Delivery Date as described above;

         second, to the payment to the Collateral Agent of the expenses of such sale or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, including brokerage fees in connection with the sale by the Collateral Agent of any securities, obligations or other property pledged by such Pledgor as Collateral hereunder; and finally, if all of the obligations of such Pledgor hereunder and under the Forward Purchase Contract have been fully discharged or sufficient funds have been set aside by the Collateral Agent at the request of such Pledgor for the discharge thereof, any remaining proceeds shall be released to such Pledgor.

         (d) Waivers by Pledgors. Each Pledgor waives any presentment, demand, protest or, to the extent permitted by applicable law, notice in connection with this Security and Pledge Agreement.

7.       Other Provisions Regarding the Collateral.

         Until all obligations of each party under the Forward Purchase Contract have been performed in full, the parties hereto covenant and agree as follows:

         (a) No Disposition. Each Pledgor covenants and agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Collateral, nor will it create, incur or permit to exist any Lien on or with respect to any of the Collateral, any interest therein, or any proceeds thereof, other than Liens created by this Security and Pledge Agreement.

         (b) Direction of Transfer Agents. Each Pledgor shall deliver to the transfer agent for each Reference Security a letter of direction, substantially in the form of Exhibit C hereto, directing such transfer agent to Deliver, and shall use its best efforts to cause such transfer agent to Deliver, all cash, securities and other property constituting part of the Reference Property received in respect of such Reference Security directly to the Collateral Agent. If any such cash, securities or other property constituting part of the Reference Property shall be delivered to any Pledgor, such Pledgor shall promptly Deliver the same to the Collateral Agent. So long as a Pledgor's obligations under Articles 2 and 7 of the Forward Purchase Contract have been fully satisfied and discharged, the Collateral Agent and the Trust shall, upon request of such Pledgor, take such action as shall be necessary to modify or terminate in accordance with such request any standing letter of direction previously delivered pursuant to this Section 7(b).

         (c) Further Protections. Each Pledgor will pay in a timely fashion all taxes, assessments or charges of any nature that are imposed in respect of the Collateral pledged by such Pledgor. Each Pledgor will give written notice to the Trust and the Collateral Agent of, and defend the Collateral pledged by such Pledgor against, any suit, action or proceeding against the Collateral pledged by such Pledgor or which could adversely affect the security interests granted hereunder.

         (d) Delay in Enforcement; No Waiver. To the extent consistent with the Uniform Commercial Code and applicable law, the Collateral Agent can choose to delay or not to enforce any of its rights under this Security and Pledge Agreement without losing such rights. If the Collateral Agent chooses not to exercise or enforce any of its rights, each Pledgor agrees that the Collateral Agent is not waiving the right to enforce such rights at a later time or any of its other rights. Any waiver of the Collateral Agent's rights under this Security and Pledge Agreement must be in writing.

8.       Representations and Warranties.

         (a) Representations and Warranties of the Pledgors. On a continuing basis during the term of this Security and Pledge Agreement, each Pledgor represents and warrants to the Collateral Agent and to the Trust as follows:

                (i) such Pledgor has full power and authority to execute and deliver this Security and Pledge Agreement and to perform and observe the provisions hereof, except as performance may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                (ii) the execution, delivery and performance of this Security and Pledge Agreement by such Pledgor has been duly authorized by all necessary action, corporate or otherwise, on the part of such Pledgor and does not contravene any requirement of law, such Pledgor's charter or by-laws or any transactional restriction or agreement binding on or affecting such Pledgor or any of its assets;

                (iii) this Security and Pledge Agreement has been duly and properly executed and delivered by such Pledgor and constitutes a legal, valid and binding agreement of such

         Pledgor enforceable against such Pledgor in accordance with its terms, except as the enforcement of rights and remedies may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iv) no Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by such Pledgor of possession of, any items of Collateral to the Collateral Agent hereunder, or the subsequent sale or transfer of such items of Collateral by the Collateral Agent pursuant to the terms hereof;

                  (v) except for the rights of the Trust and of the Collateral Agent on the Trust's behalf established under this Security and Pledge Agreement and the Forward Purchase Contract, such Pledgor has good and marketable title to the Collateral pledged by it under this Security and Pledge Agreement, free and clear of all Liens (other than the Lien created by this Security and Pledge Agreement) and Transfer Restrictions and has the right to pledge such Collateral as provided in this Security and Pledge Agreement;

                  (vi) such Pledgor is not in default under any agreement by which the Collateral may be bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings are material to the Collateral in the context of this Security and Pledge Agreement;

                  (vii) upon Delivery of the Collateral to the Collateral Agent hereunder, the Collateral Agent will obtain a valid first priority and perfected and enforceable security interest in, and a first lien on, such Collateral subject to no other Lien; and none of such Collateral is or shall be pledged by such Pledgor as collateral for any other purpose; and

                  (viii) such Pledgor is presently solvent and able to pay, and paying, its debts as they come due, and anticipates that it will continue to be able to pay its debts as they come due for the foreseeable future.

         (b) Representations and Warranties of Collateral Agent. On a continuing basis during the term of this Security and Pledge Agreement, the Collateral Agent represents and warrants to each Pledgor and to the Trust as follows:

                  (i) the Collateral Agent is a banking corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Security and Pledge Agreement;

                  (ii) the execution, delivery and performance by the Collateral Agent of this Security and Pledge Agreement have been duly authorized by all necessary corporate action on the part of the Collateral Agent (no action by the shareholders of the Collateral Agent being required) and do not and will not violate, contravene or constitute a default under any provision of applicable law or regulation or of the charter or by-laws of the

         Collateral Agent or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Collateral Agent; and

                  (iii) this Security and Pledge Agreement has been duly and properly executed and delivered by the Collateral Agent and constitutes a legal, valid and binding agreement of the Collateral Agent enforceable against the Collateral Agent in accordance with its terms, except as the enforcement of rights and remedies may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


9.       The Collateral Agent.

         (a) Appointment of Collateral Agent. The Trust hereby appoints and designates the Collateral Agent as its agent for the purposes set forth herein, and the Collateral Agent does hereby accept such appointment under the terms and conditions set forth herein.

         (b) Duties of Agent. The Collateral Agent undertakes to perform only such duties as are expressly set forth herein. The duties and responsibilities of the Collateral Agent hereunder shall be determined solely by the express provisions of this Security and Pledge Agreement, and no other or further duties or responsibilities shall be implied.

         (c) Reliance. Subject to the limitations, covenants and provisions hereof, the Collateral Agent may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any note, notice, resolution, consent, certificate, affidavit, letter, telegram, statement, order or other document furnished to it hereunder by the Trust or any Pledgor and believed by it to be genuine and to have been signed or presented by the proper party or parties, and shall have no responsibility for determining the accuracy thereof.

         (d) Liability of Agent. Neither the Collateral Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted by it hereunder except in the case of its negligence, bad faith, willful misconduct or its failure to use reasonable care with respect to the custody, safekeeping and physical preservation of the Collateral in its possession. The Collateral Agent may consult with counsel of its own choice, including in-house counsel, and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. The Collateral Agent shall not be liable with respect to any action taken, suffered or omitted by it in good faith (i) reasonably believed by it to be authorized or within the discretion or rights or powers conferred on it by this Security and Pledge Agreement or (ii) in accordance with any direction or request of the Trustees. In no event shall the Collateral Agent be personally liable for any taxes or other governmental charges imposed upon or in respect of (i) the Collateral or (ii) the income or other distributions thereon. Except as specifically provided herein, the Collateral Agent shall not be responsible for the validity, sufficiency, collectibility or marketability of any Collateral Delivered to or held by it hereunder or for the validity or sufficiency of the Forward Purchase Contract or the Lien on the Collateral purported to be created hereby. In no event shall the Collateral Agent be liable for indirect, punitive, special or consequential damages.

         (e) Risk of Funds. No provision of this Security and Pledge Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (f) Use of Sub-Agents or Attorneys. The Collateral Agent may perform any duties hereunder either directly or by or through agents or attorneys, provided that the Collateral Agent shall remain liable to fulfill all of such duties to the same extent, and with the same protections, as if the Collateral Agent was performing them itself. In furtherance thereof, any subsidiary owned or controlled by the Collateral Agent, or its successors, as agent for the Collateral Agent, may perform any or all of the duties of the Collateral Agent relating to the valuation of securities and other instruments and property constituting Collateral hereunder.

         (g) Eligibility of Collateral; Recitals and Statements. Unless and until the Collateral Agent shall have received notice from a Pledgor, or unless and until a Responsible Officer of the Collateral Agent shall have actual knowledge to the contrary, the Collateral Agent shall be entitled to deem and treat all Collateral delivered to it hereunder as Eligible Collateral hereunder, provided that the Collateral Agent has carried out the duties specified in
Section 4 with respect to such Collateral at the time of delivery thereof. The Collateral Agent shall not be responsible for the correctness of the recitals and statements herein which are made by the Trust and the Pledgors or for any statement or certificate delivered by any Pledgor pursuant hereto.

         (h) Knowledge. The Collateral Agent shall not be deemed to have knowledge of any Event of Default (except a Collateral Event of Default), unless and until a Responsible Officer of the Collateral Agent shall have actual knowledge thereof or shall have received written notice thereof.

         (i) Merger. Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall, subject to the prior written consent of the Trust, be and become a successor Collateral Agent hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, except as provided above, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         (j) Resignation of Agent. The Collateral Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days prior notice in writing of such resignation to the Trust and each Pledgor. Such resignation shall take effect upon the appointment of a successor Collateral Agent by the Trust.

         (k) Removal. The Collateral Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Collateral Agent and to each Pledgor and signed by the Trust.

         (l)      Appointment of Successor.

                  (1) If the Collateral Agent hereunder shall resign or be removed, or be dissolved or shall be in the course of dissolution or liquidation or otherwise become incapable of action hereunder, or if it shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor may be appointed by the Trust by an instrument or concurrent instruments in writing signed by the Trust or by its attorneys in fact fully authorized. A copy of such instrument or concurrent instruments shall be sent by registered mail to each Pledgor.

                  (2) Every such temporary or permanent successor Collateral Agent appointed pursuant to the provisions hereof shall be a trust company or bank in good standing, having a reported capital and surplus of not less than $100,000,000 and capable of holding the Collateral in the State of New York, if there be such an institution willing, qualified and able to accept the duties of the Collateral Agent hereunder upon customary terms.

         (m) Acceptance by Successor. Every temporary or permanent successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to each Pledgor an instrument in writing accepting such appointment hereunder, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessors. Such predecessor shall, nevertheless, on the written request of its successor or any Pledgor, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. Every predecessor Collateral Agent shall deliver all Collateral held by it as the Collateral Agent hereunder to its successor. Should any instrument in writing from any Pledgor be required by a successor Collateral Agent for more fully and certainly vesting in such successor the estates, properties, rights, powers, duties and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, at the request of the temporary or permanent successor Collateral Agent, be forthwith executed, acknowledged and delivered by such Pledgor.


10.      Miscellaneous.

         (a) Amendments, Etc. Any amendment or modification of any provision of this Security and Pledge Agreement shall be in writing with the express written consent of the parties hereto. Any terms and conditions of this Security and Pledge Agreement may be waived in writing at any time by the party or parties entitled to the benefits of such terms and conditions. Any waiver shall be effective only for the specific purpose for which given and for the specific time period, if any, contemplated therein. A waiver of any of the terms and conditions of this Security and Pledge Agreement on one occasion shall not constitute a waiver of the other terms and conditions of this Security and Pledge Agreement, or of such terms and conditions on any other occasion.

         (b) Notices and Other Communications. All notices and other communications shall be directed as follows (or to such other address for a particular party as shall be specified by such party in a like notice given pursuant to this Section 10(b):

         Pledgors:                  c/o Telcom Ventures, L.L.C.
                                    2300 Clarendon Boulevard
                                    Suite 800
                                    Arlington, Virginia 22201
                                    Attention:
                                    Telephone:
                                    Telecopier:


         Collateral Agent:          The Bank of New York
                                    101 Barclay Street
                                    New York, New York  10286
                                    Attention:       Christopher T. Nicholls
                                    Telephone:       (212) 635-7128
                                    Telecopier:      (212) 635-7141

         Trust:                     c/o Puglisi & Associates
                                    850 Library Avenue
                                    Suite 204
                                    Newark, Delaware 19715
                                    Attention:       Donald J. Puglisi
                                    Telephone:       302-738-6680
                                    Telecopier:       302-738-7210


Except as otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices set forth above, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices, (ii) transmitted by any standard form of telecommunication to the offices set forth above, in which case they shall be deemed received on the first Business Day by which a standard confirmation that such transmission occurred is received by the transmitting party, or (iii) sent by certified mail, return receipt requested, in which case they shall be deemed received when receipted for unless acknowledgment of receipt is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).

         (c) Waivers. No failure or delay by any party hereto in exercising any rights, power or privilege hereunder shall operate as a waiver thereof.

         (d) Non-Assignment. No party hereto shall have the right to assign their rights or obligations hereunder to any other person without the other parties' prior written consent.

         (e) Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT

TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS SECURITY AND PLEDGE AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO HEREBY ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HERETO HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS SECURITY AND PLEDGE AGREEMENT AND ANY DOCUMENT RELATED THERETO. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

         (f) Governing Law. This Security and Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State; provided that as to Collateral located in any jurisdiction other than the State of New York, the Collateral Agent on behalf of the Trust shall have all of the rights to which a secured party is entitled under the laws of such other jurisdiction. For the purpose of any suit, action or proceeding arising out of or relating to this Security and Pledge Agreement, the parties hereto hereby expressly and irrevocably consent and submit to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal court sitting in the Borough of Manhattan, City and State of New York, and expressly and irrevocably waive, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such suit, action or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled.

         (g) Headings. The headings herein are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.

         (h) Entire Agreement. This Security and Pledge Agreement and the Forward Purchase Contract contains the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

         (i) Counterparts. This Security and Pledge Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed for all purposes an original, but all such counterparts shall constitute but one and the same instrument.

         (j) Force Majeure. None of the Pledgors, the Collateral Agent or the Trust shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

         (k) Binding Effect. This Security and Pledge Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns. All the covenants and agreements herein contained by or on behalf of any Pledgor and the Collateral Agent shall be enforceable by and inure to the benefit of the Trust and its successors and assigns.

         (l) Separability. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Security and Pledge Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

11. Termination of Security and Pledge Agreement. This Security and Pledge Agreement and the rights hereby granted by each Pledgor in the Collateral pledged by such Pledgor shall cease, terminate and be void upon fulfillment of all of the obligations of such Pledgor under the Forward Purchase Contract, and each Pledgor shall have no further liability hereunder upon such termination. Any Collateral pledged by a Pledgor remaining at the time of such termination shall be fully released and discharged from the Lien hereof and delivered to such Pledgor by the Collateral Agent, all at the expense of such Pledgor.

12. Application of Bankruptcy Code. The parties hereto acknowledge and agree that the Collateral Agent is a "financial intermediary" within the meaning of
Section 101(22) of Title 11 of the United States Code (the "Bankruptcy Code") and is acting hereunder as agent and custodian for the Trust in connection with the Forward Purchase Contract and that the Trust is a "customer" of the Collateral Agent within the meaning of said Section 101(22).

13. No Personal Liability of Trustees. By executing this Security and Pledge Agreement, none of the Trustees assumes any personal liability hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Security and Pledge Agreement to be executed by their respective officers or representatives thereunto duly authorized as of the day and year first above written.

                                  CHERRYWOOD HOLDINGS, INC.


                                  By:_______________________________________
                                           Name:
                                           Title:

                                  Tax ID No. _______________________________


                                  VERNON INVESTORS, L.L.C.


                                  By:_______________________________________
                                           Name:
                                           Title:

                                  Tax ID No. _______________________________


                                  THE BANK OF NEW YORK,
                                           as Collateral Agent


                                  By:_______________________________________
                                           Name:
                                           Title:

                                  NEXTEL STRYPES TRUST


                                  __________________________________________,
                                  Donald J. Puglisi, as Trustee


                                  __________________________________________,
                                  William R. Latham III, as Trustee


                                  __________________________________________,
                                  James B. O'Neill, as Trustee

                                                                      SCHEDULE A
                                                                      ----------



                                                                   Number of
                         Name of Pledgor                            Shares
                         ---------------                           ---------


Cherrywood Holdings, Inc........................................     5,108,907

Vernon Investors, L.L.C. .......................................     2,059,680
                                                                   -----------

          Total ................................................     7,168,587
                                                                   ===========


                                     Sch A-1

                                                                      SCHEDULE B

                                Bankruptcy Events

         A "Bankruptcy Event" shall have occurred with respect to any Pledgor upon the occurrence at any time of any of the following events:

         1. Such Pledgor shall commence a voluntary case or other proceeding seeking a liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy Code or any other bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall take any corporate action to authorize any of the foregoing; or

         2. An involuntary case or other proceeding shall be commenced against such Pledgor seeking liquidation, reorganization or other relief with respect to it or its debts under the Bankruptcy Code or any other bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or such Pledgor's assets shall become subject to the jurisdiction of a bankruptcy court; or an order for relief or similar decree shall be entered against such Pledgor under the Bankruptcy Code or any other bankruptcy, insolvency or other similar law now or hereafter in effect.


                                     Sch B-1

                                                                       EXHIBIT A


                     CERTIFICATE FOR SUBSTITUTED COLLATERAL

         The undersigned, __________________, [title] of [Cherrywood Holdings, Inc.] [Vernon Investors, L.L.C.] (the "Pledgor"), hereby certifies, pursuant to
Section 4(b) of the Security and Pledge Agreement dated as of March __, 1997 among the Pledgor, __________________________, as Collateral Agent, and Nextel STRYPES Trust (the "Security and Pledge Agreement"; terms defined in the Security and Pledge Agreement being used herein as defined therein), that:

         1. The Pledgor is delivering the following securities to the Collateral Agent to be held by the Collateral Agent as substituted Collateral (the "Substituted Collateral"):

                        [Specify Substituted Collateral]

         2. The Pledgor requests that the Collateral Agent transfer to the Pledgor the following Prior Collateral, pursuant to Section 4(b) of the Security and Pledge Agreement:

                           [Specify Prior Collateral]


         3. The Pledgor hereby represents and warrants to the Collateral Agent and the Trust that:

                  (a) Consents to Transfer. No Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Substituted Collateral to the Collateral Agent under the Security and Pledge Agreement, or the subsequent sale or transfer of such items of Substituted Collateral by the Collateral Agent pursuant to the terms of the Security and Pledge Agreement.

                  (b) Title to Collateral; Perfected Security Interest. The Pledgor has good and marketable title to the Substituted Collateral, free of all Liens (other than the Lien created by the Security and Pledge Agreement) and Transfer Restrictions. Upon Delivery of the Substituted Collateral to the Collateral Agent, the Collateral Agent will obtain a valid, first priority perfected security interest in, and a first lien upon, such Substituted Collateral subject to no other Lien. None of such Substituted Collateral is or shall be pledged by the Pledgor as collateral for any other purpose.

         This Certificate may be relied upon by the Trust as fully and to the same extent as if this Certificate had been specifically addressed to the Trust.


                                     Ex A-1

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this _______ day of _______________ , 199__.



___________________________
Name:
Title:



                                     Ex A-2

                                                                       EXHIBIT B


                      CERTIFICATE FOR ADDITIONAL COLLATERAL

         The undersigned, ________________, [title] of [Cherrywood Holdings, Inc.] [Vernon Investors, L.L.C.] (the "Pledgor"), hereby certifies, pursuant to
Section 4(c) of the Security and Pledge Agreement, dated as of March __, 1997, among the Pledgor, _________________________, as Collateral Agent, and Nextel STRYPES Trust (the "Security and Pledge Agreement"; terms defined in the Security and Pledge Agreement being used herein as defined therein), that:

         1. The Pledgor is delivering the following securities, obligation or other property to the Collateral Agent to be held by the Collateral Agent as additional Collateral (the "Additional Collateral"):

                         [Specify Additional Collateral]

         2. The Pledgor hereby represents and warrants to the Collateral Agent that:

                  (a) Consents to Transfer. No Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Additional Collateral to the Collateral Agent under the Security and Pledge Agreement, or the subsequent sale or transfer of such items of Additional Collateral by the Collateral Agent pursuant to the terms of the Security and Pledge Agreement.

                  (b) Title to Collateral; Perfected Security Interest. The Pledgor has good and marketable title to the Additional Collateral, free of all Liens (other than the Lien created by the Security and Pledge Agreement) and Transfer Restrictions. Upon Delivery of the Additional Collateral to the Collateral Agent, the Collateral Agent will obtain a valid, first priority perfected security interest in, and a first lien upon, such Additional Collateral subject to no other Lien. None of such Additional Collateral is or shall be pledged by the Pledgor as collateral for any other purpose.

         This Certificate may be relied upon by the Trust as fully and to the same extent as if this Certificate had been specifically addressed to the Trust.


                                     Ex B-1

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this _______ day of _______________ , 199__.



________________________________
Name:
Title:


                                     Ex B-2

                                                                       EXHIBIT C


                                                  [Date]


[Transfer Agent of Reference Security]
[Address]


Re:      [description of securities]
         owned by [Cherrywood Holdings, Inc.] [Vernon Investors, L.L.C.] (the "Pledgor")


Dear Sir/Madam:

         Please be advised that as of _______, ____, the Pledgor hereby directs that you, as transfer agent of the [description of securities] owned by the Pledgor, distribute all future dividends or other distributions in the form of cash, securities or other property to The Bank of New York at ___________________________________________, ABA No. ___________, Account No.
__________, Ref: ______________________________. This letter of direction may not be amended or altered in any way without the receipt by you, as transfer agent, of joint written instructions from the Pledgor, The Bank of New York and Nextel STRYPES Trust.

                                               Very truly yours,

                                               [Cherrywood Holdings, Inc.]
                                               [Vernon Investors, L.L.C.]



                                               By: _________________________
                                                    Name:
                                                    Title:


Accepted and Acknowledged:

[Transfer Agent]



Name:                               Date:
Title:


                                     Ex C-1